                                                                       EXHIBIT 6

                                                                [EXECUTION COPY]


                                4,188,129 Shares

                             CNA Surety Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                    July 8, 1998


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SMITH BARNEY INC.
  As representatives of the
  several underwriters
  named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
  277 Park Avenue
  New York, New York  10172

Dear Sirs:

     Certain stockholders named in Schedule II hereto (the "Selling Shareholders") of CNA Surety Corporation (the "Company"), severally propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,188,129 shares of Common Stock, par value $.01 per share, of the Company (the "Firm Shares"), each Selling Shareholder selling the amount of Firm Shares set forth opposite such Selling Shareholder's name set forth on Schedule II hereto. The Company also proposes to issue and sell to the several Underwriters not more than 628,219 additional shares of Common Stock, par value $.01 per share, of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof.
The Firm Shares and the Additional Shares are herein collectively called the "Shares". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The Company and the Selling Shareholders are hereinafter collectively called the "Sellers".

     SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and








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regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (No. 333-56063) including a prospectus relating to the Shares. The registration statement, as amended at the time when it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the company has filed or is requested pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters the number of Firm Shares set forth opposite such Selling Shareholder's name in Schedule II hereto and (ii) each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder at a price per Firm Share of $13.06 (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell up to 628,219 Additional Shares and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 628,219 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than three business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I bears to the total number of Firm Shares.

     Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares




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of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may (i) grant stock options pursuant to the Company's existing stock option plans, (ii) issue shares of Common Stock upon the exercise of any option or warrant or the conversion of a security outstanding on the date hereof and (iii) issue shares or options in connection with an acquisition in which the acquiror or acquirors of such shares agree(s) to the restrictions set forth herein. The Company also agrees not to file any registration statement with respect to any shares of Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Shareholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors and officers of the Company who is not a Selling Stockholder and (iii) each other stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

     SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request not later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business





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day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on July 14, 1998 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation, the Company and the Selling Shareholders shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "Closing Date". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "Option Closing Date".

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     SECTION 5.  Agreements of the Company.  The Company agrees with you:

           (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

           (b) To furnish to you, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.




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           (c)  To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

           (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as, in the opinion of counsel for the Underwriters, a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

           (e) If during the period specified in Section 5(d) any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with any applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

           (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any





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     preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

           (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending September 30, 1999 that shall satisfy the provisions of
      Section 11 (a) of the Act, and to advise you in writing when such statement has been so made available.

           (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

           (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares,
      (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar and/or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for allocation of such expenses among themselves.






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           (j)  To use its best efforts to maintain the listing of the Shares on the New York Stock Exchange ("NYSE") for a period of three years after the date of this Agreement.

           (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

           (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111 (b) under the Act.

     SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

           (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

           (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph




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     do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

           (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

           (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

           (e) Except as disclosed on Schedule III hereto, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

           (f) All the Firm Shares have been duly authorized and validly issued and are fully paid, non-assessable and none of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) are subject to any preemptive or similar rights; and the Additional Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Additional Shares will not be subject to any preemptive or similar rights.

           (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.





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           (h)  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under "Description of Capital Stock"; and the only outstanding shares of capital stock of the Company are shares of Common Stock.

           (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any material obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

           (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries, (iii) conflict with or constitute a material breach of any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iv) violate or conflict in any material respect with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (v) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization, except where such suspension, termination, revocation or impairment would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

           (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

           (l) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or





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      regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in material compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

           (m) This Agreement has been duly authorized, executed and delivered by the Company.

           (n) Deloitte & Touche LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

           (o) Coopers & Lybrand L.L.P. were independent public accountants with respect to Capsure Holdings Corp., a Delaware corporation ("Capsure"), as required by the Act.

           (p) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

           (q) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), presented fairly in all material respects the consolidated financial position, results of operations and changes in financial position of Capsure and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Capsure.

           (r) The pro forma financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

           (s) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (t) Except as disclosed on Schedule IV hereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

           (u) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or, to the knowledge of the Company, any development which could reasonably be expected to cause a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or, to the knowledge of the Company, any development which could reasonably be expected to cause a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than liabilities under surety bonds in the ordinary course of business.

           (v)  The Common Stock is listed on the NYSE.

           (w) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

           (x) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (z) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to and as set forth in such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith or for which adequate reserves have been provided.

          (aa) The Company and each of its subsidiaries (i) own or possess adequate right to use all material trademarks, copyrights and licenses necessary for the conduct of their respective businesses and (ii) have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which would render any rights of the Company or any of its subsidiaries invalid or inadequate to protect the interest of the Company or such subsidiary therein and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), invalidity or inadequacy, individually or in the aggregate, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

          (bb) To the best of the Company's knowledge, except as disclosed in the Registration Statement, no change in any insurance laws, rules or regulations has been introduced which would reasonably be expected to be adopted and, if adopted, would reasonably be expected to have, individually or in the aggregate with all such changes, a material adverse effect upon the financial condition, business affairs or results of operations of the Company and its Insurance Subsidiaries (as defined below) considered as one enterprise. As used in this Agreement, "Insurance Subsidiaries" shall be the collective reference to Western Surety Company ("Western Surety") and Universal Surety of America ("USA").

          (cc) The Company and the Insurance Subsidiaries have filed all reports, information statements and other documents with the insurance regulatory authorities of their respective jurisdictions of incorporation as are required to be filed pursuant to the insurance statutes of such jurisdictions and the rules and regulations of the insurance regulator authorities thereunder (the "Applicable Insurance Laws"), except where the failure to file such statements or reports would not, individually or in the aggregate, have a material adverse effect on the financial condition, business affairs or results of operations of the Company and its subsidiaries taken as a whole.

          (dd) The Company and the Insurance Subsidiaries have made no material changes in their reserving practices or accounting policies since December 31, 1997.

          (ee) All reinsurance treaties, agreements and arrangements to which the Company or any Insurance Subsidiary is a party are in full force and effect and neither the Company nor any Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein which violation or default would reasonably be expected to have a material adverse effect on the financial condition, business affairs or results of operations of the Company and its subsidiaries taken as a whole; neither the Company nor any Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company, the Company has no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement.

          (ff) The 1997 statutory financial statements of the Company and the Insurance Subsidiaries have been prepared in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners, by the South Dakota Department of Commerce and Regulation -- Division of Insurance (in the case of Western Surety) and the Texas Department of Insurance (in the case of USA) and such statutory accounting principles and practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the combined statutory financial position of the Company or the Insurance Subsidiaries, as the case may be, as of the dates thereof, and the statutory basis results of operations of the Company or the Insurance Subsidiaries, as the case may be, for the periods covered thereby is in conformity with such statutory accounting principles and practices.

          (gg) Western Surety is rated "A+" (Superior) and USA is rated "A" (Excellent) by A.M. Best & Company.

          (hh) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     SECTION 7. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to each Underwriter that:

           (a) Such Selling Shareholder is the lawful owner of the Firm Shares to be sold by such Selling Shareholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Firm Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever (subject to any lien created hereby and restrictions arising under applicable securities law, which do not survive the Closing).

           (b) Such Selling Shareholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney (the "Power of Attorney") of such Selling Shareholder, if applicable, appointing certain individuals as such Selling Shareholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided herein and therein.

           (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

           (d) The Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Shareholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Shareholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Firm Shares to be sold by such Selling Shareholder pursuant to this Agreement.

           (e) Upon delivery of and payment for the Firm Shares to be sold by such Selling Shareholder pursuant to this Agreement, the Underwriters will acquire all of the rights of such Selling Shareholder and will also acquire their interest in such Firm Shares free of any adverse claim.

           (f) The execution, delivery and performance of this Agreement and Power of Attorney, if applicable, of such Selling Shareholder by or on behalf of such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not
      (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Shareholder, if such Selling Shareholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any property of such Selling Shareholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Shareholder or any property of such Selling Shareholder, other than, in the case of clauses
      (ii) and (iii), any conflict or violation that, would not affect the validity of, or adversely affect the Selling Shareholder's ability to consummate the transactions contemplated hereunder.

           (g) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Shareholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (h) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(g), such Selling Shareholder will immediately notify you of such change.

           (i) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

           (j) Each certificate signed by or on behalf of such Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

     SECTION 8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (b) Each of the Selling Shareholders agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Shareholder pursuant to this Section 8(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Shareholder from the Underwriters for the sale of the Firm Shares sold by such Selling Shareholder hereunder; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or







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

                                                                             17



given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment. The Company and the Selling Shareholders may enter into other agreements amongst themselves with respect to the indemnification obligations hereunder, provided that such agreements shall not affect the indemnification obligations of the Company and the Selling Shareholders to the several Underwriters under this Agreement.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) or 8(b) and 8(c), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (e) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in the case of the Company (x) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (y) if the allocation provided by clause 8(e)(i)(x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i)(x) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) in the case of any Selling Shareholder (x) in such proportion as is appropriate to reflect the relative benefits received by such Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Firm Shares sold by such Selling Shareholder or (y) if the allocation provided by clause 8(e)(ii)(x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(ii)(x) above but also the relative fault of such Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received (A) as between the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares and (B) as between each Selling Shareholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by such Selling Shareholder bear to the underwriting discounts and commissions received by the Underwriters in respect of the Firm Shares sold by such Selling Shareholder, in each case as set forth in the table on the cover page of the Prospectus. The relative fault (A) as between the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (B) as between each Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Selling Shareholder on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Firm Shares of such Selling Shareholders were offered to the public exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute in respect of any losses, claims, damages, liabilities or judgments (or expenses incurred in connection therewith) unless the same arise with respect to information relating to such Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) Each Selling Shareholder hereby designates CNA Surety Corporation, CNA Plaza, Chicago, Illinois 60685, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Shareholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Shareholder, at the address for notices specified in Section 12 hereof.

     SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

           (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

           (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company or the Underwriters, contemplated by the Commission.

           (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Mark C. Vonnahme, in his capacity as President and Chief Executive Officer of the Company, and John S. Heneghan, in his capacity as Vice President and Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(u), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

           (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           (e) All the representations and warranties of each Selling Shareholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Shareholder to such effect and to the effect that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Shareholder on or prior to the Closing Date.

           (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Seyfarth, Shaw, Fairweather & Geraldson ("Seyfarth, Shaw"), counsel for the Company, to the effect that:

                 (i) each of the Company and its subsidiaries has been incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                 (ii) the Firm Shares have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                 (iii) the Additional Shares to be issued and sold by the Company hereunder have been duly authorized and, if and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Additional Shares will not be subject to any preemptive or similar rights;

                 (iv) all of the outstanding shares of capital stock of each of the Company's Insurance Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                 (v) this Agreement has been duly authorized, executed and delivered by the Company;

                 (vi) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the heading "Description of Capital Stock";

                 (vii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge, pending before or contemplated by the Commission;

                 (viii) the statements under the captions "Description of Capital Stock" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings;

                 (ix) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or under applicable state insurance laws if any person acquires an aggregate of more than 10% of the outstanding Common Stock pursuant to the offering), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or conflict with or constitute a material breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that has been identified as material to the business of the Company and its subsidiaries by an officer of the Company to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound (other than as to whether any such action would constitute a breach or default with respect to any financial ratios or representation or warranty relating to the financial condition of the Company or any of its subsidiaries as to which such counsel need not express any opinion) or (C) violate or conflict with, in any material respect, any applicable U.S. Federal, Illinois or Delaware General Corporation law, rule, regulation (other than with respect to any state securities or "blue sky" laws or any insurance regulatory or administrative matters or tax matters as to which such counsel need not express any opinion), or any judgment, order or decree of any Illinois court, governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property;

                 (x) such counsel does not know of any legal or governmental proceedings pending or threatened (other than insurance regulatory or administrative proceedings, as to which such counsel need not express any opinion) to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                 (xi) the Company is not and, after giving effect to the offering and sale of the Additional Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                 (xii) except as set forth on Schedule IV hereto, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

                 (xiii) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements, schedules and other financial and statistical data included therein as to which no opinion need be expressed) comply as to form, in all material respects, with the Act, (B) nothing has come to the attention of such counsel that has caused such counsel to believe that at the time the Registration Statement became effective, the Registration Statement (except for the financial statements, schedules and other financial and statistical data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) nothing has come to the attention of such counsel that has caused such counsel to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial and statistical data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            The opinion of Seyfarth, Shaw described in Section 9(f) above shall be rendered to you at the request of the Company and the Selling Shareholders and shall so state therein.

           (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Rosenberg & Liebentritt, P.C., counsel for the Selling Shareholders, with respect to each of the Selling Shareholders other than Bruce A. Esselborn and Lorraine Esselborn to the effect that:

                 (i) such Selling Stockholder is the record owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                 (ii) such Selling Shareholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney of such Selling Shareholder, as applicable, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided herein and therein;

                 (iii) this Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder;

                 (iv) the Power of Attorney of each such Selling Shareholder, as applicable, has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney such Selling Shareholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Shareholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement;

                 (v) assuming that the Underwriters purchase the Shares to be delivered by or on behalf of each of such Selling Shareholders at the Closing without notice of any adverse claim, as such term is used in Section 8-303 of the Uniform Commercial Code, upon the delivery of certificates representing such Shares and payment by the Underwriters of the purchase price therefor pursuant to the Underwriting Agreement, the Underwriters will acquire their interest in such Shares, free and clear of all adverse claims.

                 (vi) the execution, delivery and performance of this Agreement and Power of Attorney of each such Selling Shareholder by such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Shareholder, if such Selling Shareholder is not an individual, or, to our knowledge, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Shareholder is a party or by which any property of such Selling Shareholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Shareholder or any property of such Selling Shareholder, except in the case of clauses (B) or
            (C), for such conflicts, breaches, defaults or violations that, singly or in the aggregate, could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby or thereby;

            and with respect to Bruce A. Esselborn and Lorraine Esselborn, an opinion to the effect that:

                 (vii) assuming that the Underwriters purchase the Shares to be delivered by or on behalf of such Selling Shareholder at the Closing without notice of any adverse claim, as such term is used in Section 8-303 of the Uniform Commercial Code, upon the delivery of certificates representing such Shares and payment by the Underwriters of the purchase price therefor pursuant to the Underwriting Agreement, the Underwriters will acquire their interest in such Shares, free and clear of all adverse claims.

            The opinion of Rosenberg & Liebentritt, P.C. described in Section 9(g) above shall be rendered to you at the request of the Selling Shareholders and shall so state therein.

           (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel for the Underwriters, in form and substance satisfactory to you.

           In giving such opinions with respect to the matters covered by
      Section 9(f)(iii), counsel for the Company and counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration

      Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

           (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

           (j) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

           (k) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

           (l) The Company and the Selling Shareholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Shareholders, as the case may be, on or prior to the Closing Date.

           (m) You shall have received on the Closing Date, a certificate of each Selling Shareholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Shareholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

           The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States or (vii) A.M. Best shall have publicly announced that it has under review, with possible negative implications, its rating of the claims-paying ability of any Insurance Subsidiary.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Shareholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 11. Agreements of the Selling Shareholders. Each Selling Shareholder agrees with you and the Company:

     (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Firm Shares to be sold by such Selling Shareholder to the Underwriters.

     (b) To do and perform all things to be done and performed by such Selling Shareholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Firm Shares to be sold by such Selling Shareholder pursuant to this Agreement.

     SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to CNA Surety Corporation, CNA Plaza, Chicago, Illinois 60685, (ii) if to the Selling Shareholders (other than LFT Partnership), to Rod Dammeyer, 2 North Riverside Plaza, Suite 600, Chicago, Illinois, 60606, (iii) if to LFT Partnership, to Mark Slezak, 2 North Riverside Plaza, Suite 1500, Chicago, Illinois, 60606, and
(iv) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Shareholder or any person controlling such Selling Shareholder, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

     If the sale of the Shares provided for herein is not consummated because of the refusal, inability or failure of any Selling Shareholder to perform its agreements herein, comply with any provision hereof or satisfy any condition to the obligations of the Underwriters set forth in Section 9 hereof (in each case, other than by reason of a default by any of the Underwriters), such defaulting Selling Shareholder agrees, severally and not jointly, to reimburse the several Underwriters for all out of pocket expenses (including reasonable fees and disbursements of counsel) incurred by them as a result of such refusal, inability or failure. If the sale of the Shares provided for herein is not consummated because of the refusal, inability or failure of the Company to perform its agreements herein, comply with any provision hereof or satisfy any condition to the obligations of the Underwriters set forth in Section 9 hereof (in each case, other than by reason of a default by any of the Underwriters), the Company agrees, severally and not jointly, to reimburse the several Underwriters for all out of pocket expenses (including reasonable fees and disbursements of counsel) incurred by them as a result of such refusal, inability or failure. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to
Section 5(i) hereof. Each Selling Shareholder also agrees, severally and not jointly, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for all out of pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder against such Selling Shareholder (including, without limitation, pursuant to Section 8 hereof). The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for all out of pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder against the Company (including, without limitation, pursuant to Section 8 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Shareholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                                         Very truly yours,

                                         CNA SURETY CORPORATION


                                         By:  /s/ Mark C. Vonnahme
                                         President and Chief Executive Officer


                                         THE SELLING SHAREHOLDERS
                                              NAMED IN SCHEDULE II HERETO
                                              (OTHER THAN ANDA PARTNERSHIP,
                                              LFT PARTNERSHIP AND THE ANN
                                              AND ROBERT H. LURIE FAMILY
                                              FOUNDATION), ACTING SEVERALLY


                                         By:  /s/ Rod Dammeyer
                                              ------------------
                                              Attorney-in-fact


                                           LFT PARTNERSHIP


                                         By:  /s/ Mark Slezak
                                              ------------------
                                              Attorney-in-fact


                                           ANDA PARTNERSHIP

                                        By The Ann Only Trust, a general partner
                                        By The Ann and Descendants Trust, a
                                               general partner


                                         By:  /s/ Mark Slezak
                                              ------------------
                                              Trustee

                                           THE ANN AND ROBERT H. LURIE
                                               FAMILY FOUNDATION


                                         By:  /s/ Mark Slezak
                                              ------------------
                                              Vice President



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SMITH BARNEY INC.

Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION


     By:  /s/ Stephan A. Kiratsous
          --------------------------
          Senior Vice President

                                   SCHEDULE I





                                                          Number of Firm Shares
   Underwriters                                                      Being Sold

      Donalson, Lufkin & Jenrette Securities Corporation              1,664,576
      Smith Barney Inc.                                               1,664,575

      ABN AMRO Chicago Corporation                                       95,442
      Chatsworth Securities, LLC                                         95,442
      Cochran, Caronia & Co., Inc.                                       95,442
      Conning & Company                                                  95,442
      Dowling & Partners Securities LLC                                  95,442
      Fox-Pitt, Kelton Incorporated                                      95,442
      Janney Montgomery Scott Inc.                                       95,442
      Keefe, Bruyette & Woods, Inc.                                      95,442
      Kelton International                                               95,442



                                                                     ___________

                                                                 Total 4,188,129

                                  SCHEDULE II

                              Selling Shareholders





                                               Number of Firm Shares
              Name                                        Being Sold

                Samstock, L.L.C.                           1,988,769
                Alpha/ZFT General Partnership                578,649
                Anda Partnership                             498,684
                LFT Partnership                              486,760
                Samuel Zell                                   65,000
                Ann and Robert H. Lurie
                  Family Foundation                          486,760
                Bruce and Lorraine Esselborn                  83,507



                                                            ___________

                                                  Total     4,188,129

                                  SCHEDULE III



Securities issued or issuable pursuant to:

      (i)  CNA Surety Corporation Non Employee Directors Deferred
           Compensation Plan;

      (ii) CNA Surety Corporation Replacement Stock Option Plan; and

      (iii) CNA Surety Corporation 1997 Long-Term Equity Compensation
            Plan.

                                  SCHEDULE IV






* Registration Rights Agreement, dated as of September 30, 1996, between CNA Surety Corporation and Equity Capsure Limited Partnership

* Restricted Stock and Registration Rights Agreement, dated as of September 22, 1994, by and between Capsure Financial Group, Inc., Capsure Holdings Corp. and John Knox, Jr.

                                    Annex I


Continental Casualty Company
National Fire Insurance Company of Hartford
American Casualty Company of Reading, Pennsylvania
Fireman's Insurance Company of Newark, New Jersey
Continental Insurance Company
CNA Surety Corporation
Samstock, L.L.C.
Alpha/ZFT General Partnership
Anda Partnership
LFT Partnership
Samuel Zell
The Ann and Robert H. Lurie
     Family Foundation
Bruce A. Esselborn
David T. Cumming
Melvin Gray
Joe P. Kirby
Roy Posner
Adrian M. Tocklin
Mark C. Vonnahme
Robert E. Ayo
Dan L. Kirby
Stephen T. Pate
John S. Heneghan
Giorgio Balzer
Philip H. Britt
Rod F. Dammeyer
Robert T. Van Gieson
William Pate
Michael Dougherty
Melita Geoghegan
Thomas P. Greasel
Paul T. Lively
John L. McReynolds
Thomas A. Pottle
Sharon A. Sartori